Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 1 on Form S-1 of our report dated January 29, 2021, relating to the financial statements of Peridot Acquisition Corp. II which is in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

February 18, 2021